UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2013

WMI Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Washington	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 THIRD AVENUE, SUITE 3000 SEATTLE, WASHINGTON		98101
(Address of Principal Executive Offices)		(Zip Code)

(206) 432-8887

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2013, the board of directors of WMI Holdings Corp. (the “Company”) approved an amendment (the “Amendment”) to the Amended and Restated Bylaws of the Company (the “Bylaws”), which Amendment became effective on April 1, 2013 upon adoption by the board. The Amendment adds a new Section 2.13 to the Bylaws and provides for a procedure, including timely advance notice, for submitting shareholder nominations of persons for election to the Board and proposals of business to be transacted by shareholders at an annual meeting of shareholders (or in case of election of directors, at a special meeting of shareholders in lieu of an annual meeting).

For the advance notice to be timely under the new Bylaw provision, the notice must be submitted by the shareholder not less than ninety (90) and not more than one- hundred twenty (120) days prior to the one year anniversary of the date on which the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, provided, however, under certain circumstances, if a meeting is convened more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting , or if no annual meeting was held in the preceding year, notice is timely if received by the Company not later than the close of business on the later of the ninetieth day before the annual meeting and the tenth day following the date on which public announcement of the date of such meeting is first made. In addition, certain information is required to be included in the shareholder’s notice concerning the proposal.

A copy of the Amendment to Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI HOLDINGS CORP. (Registrant)

Date: April 4, 2013	By:	/s/ Charles Edward Smith
Name: Charles Edward Smith
Title: Interim Chief Executive Officer

EXHIBIT INDEX

3.1	Amendment to Bylaws.